Exhibit 99.1

McEwen Reports Q2 2025 Results:

Continuing Momentum to Double Gold and Silver Production by 2030

TORONTO, August 7, 2025 - McEwen Inc. (NYSE: MUX) (TSX: MUX) (“McEwen”, "MUX" or the "Company”) today announced its second quarter (Q2) and half year (H1) results for the period ended June 30, 2025, along with a discussion of our upcoming near-term catalysts.

“During H1 2025 we invested in development projects, including the proposed acquisition of Canadian Gold Corp., to position our company for operational growth. In addition, net income will be further improved with the publishing of the Los Azules Feasibility Study, as McEwen Copper will be able to capitalize the majority of the development costs going forward. Year-to-date, this expense was $15.6 million.”

The higher gold price, while expected, had a welcome positive impact on our cash flow and net income,” said Rob McEwen, CEO and Chief Owner.

Highlights of Q2 2025

Abbreviations used are defined in the Glossary at the end of this press release.

Profitability	Gross profit $12.3M vs $10.8M in Q2 2024, representing a gross margin of 26%. Net income $3.0M or $0.06 per share, vs net loss of $13.0M or $0.26 per share in Q2 2024.
Adjusted EBITDA

Adjusted EBITDA $17.3M or $0.32 per share vs $7.2M or $0.15 per share in Q2 2024.

Adjusted EBITDA is calculated by adding back McEwen Copper's income or loss impacts on our consolidated income or loss before income and mining taxes. We use adjusted EBITDA to evaluate our operating performance and ability to generate cash flow from our gold operations in production, including the San José mine.

Revenue	$46.7M from the sale of 14,549 GEOs produced at our two 100%-owned operations, Fox Complex and Gold Bar, at an average realized gold price of $3,298 per GEO, vs revenue of $47.5M, generated from the sale of 20,630 GEOs at an average realized gold sale price of $2,355 per GEO in Q2 2024.
June 30, 2025 Liquidity & Capital Resources

Cash and equivalents $53.6M vs $13.7M at June 30, 2024.

Marketable securities of $16.0M at June 30, 2025.

Working capital $61.8M vs negative $6.5M at December 31, 2024.

Debt principal outstanding $130M ($110.0M in convertible notes due 2030 and $20.0M under our term loan facility), vs $40.0 M debt at June 30, 2024.

The reported total debt of $125.8M reflects the debt principal of $130M, less debt issuance costs of $4.2M, which are amortized over the life of the debt, in accordance with accounting standards.

Based on the most recent financing of McEwen Copper at $30 per share, the implied market value of McEwen Copper is $984.0M. McEwen owns 46.4% of McEwen Copper. McEwen currently has 54,106,415 shares outstanding.

McEwen Inc.	Page 1

Production & Unit Costs

Consolidated production, which includes our 100%-owned mines plus our attributable production from our 49%-owned San José mine, totaled 27,554 GEOs vs 35,265 GEOs in Q2 2024.

Costs per GEO sold from our 100%-owned operations were $1,906 in cash costs and $2,120 in AISC, vs $1,554 in cash costs and $1,728 in AISC in Q2 2024.

Projected production increases in H2 2025 are expected to drive costs per GEO lower.

Exploration & Development

$5.4M invested in exploration programs at Grey Fox, Gold Bar, Lookout Mountain, and Windfall properties.

Fox Complex is advancing the Froome West discovery to production and the Stock mine ramp.

$7.0M invested by McEwen Copper in the Los Azules copper project in Q2 2025, representing our 46.4% share of ongoing Feasibility Study costs. Once the Feasibility Study is published, the majority of future expenses at Los Azules will be capitalized and will no longer be included in the income statement of McEwen.

Safety	Zero lost-time incidents across 100%-owned sites.
“We are proud of the teams at Fox Complex and Gold Bar for upholding safety standards with zero lost-time incidents and for driving progress on critical development milestones,” added William Shaver, Chief Operating Officer. “These accomplishments reinforce our momentum and strengthen our path toward achieving our full-year guidance.”
2025 Outlook	Full-year production guidance reaffirmed at 120,000–140,000 GEOs.

Looking Ahead – 7 Catalysts

Production goal of 250,000 to 300,000 GEOs consolidated by 2030

•	Resource update for Windfall and Lookout Mountain projects in Nevada, near our Gold Bar Mine. expected in Q4 2025. Permitting relating to production has been initiated.

•	Completing the acquisition of Canadian Gold Corp. by early 2026.

•	Grey Fox Pre-feasibility Study H1 2026.

•	Commencement of production at Stock Mine by mid-2026.

•	Potential future dividend from San José, based on price environment and working capital.

•	Continuing exploration updates across the Company.

•	Added driver - Los Azules Feasibility Study late Q3 2025.

McEwen Inc.	Page 2

Individual Asset Performance – Production & Costs, Project Updates

(See Table 1 for Q2 2025 and H1 2025 production and costs, 2024 comparatives and 2025 guidance)

Gold Bar Mine, Nevada (100% owned)

Production and Costs

•	8,406 GEOs were produced.

•	Costs per GEO sold were $1,679 cash costs and $1,792 AISC, both within 2025 guidance range. As accelerated stripping activity, initiated to take advantage of higher gold prices, is nearing completion, we expect production to increase, and costs per GEO to decrease in H2.

•	Annual Guidance for the year 40,000–45,000 GEOs

Exploration

•	Spent $1.2 million at Gold Bar Mine to extend the current mine life beyond 2029.

•	Spent $1.3 million at Lookout Mountain and Windfall projects, to advance them towards production.

Fox Complex Mine, Ontario (100% owned)

Production and Costs

•	5,429 GEOs from mining in the lower-grade zones at the bottom of the Froome mine.

•	Costs per GEOs sold were $2,212 cash costs and $2,563 AISC. As output increases in H2 2025, costs per GEO sold are expected to decline.

•	Annual Guidance for the year 30,000–35,000 GEOs.

Exploration

•	Delineation drilling around Froome Mine led to the discovery of new high-grade gold mineralization approx. 200 meters (650 feet) to the west, which is expected to extend the mine life and supports continuing exploration of the area for potential resource expansion.

•	Invested $2.9 million at Grey Fox’s Gibson Zone, completing 20,000 m (67,000 ft) of drilling.

•	Notable Gold Assays

Froome West

-	Along the high-grade plunge: 36.0 g/t Au over 10.0 m and 9.3 g/t Au over 7.8 m (TW, drill hole 25PR-G424)

-	Extending mineralization further West: 11.7 g/t Au over 2.4 m and 18.5 g/t Au over 0.5 m (TW, drill hole 25PR-G390)

Grey Fox

-	12.4 g/t Au over 1.7 m incl. 27.9 g/t Au over 4.5 m (TW, drill hole 25GF-1539)

-	6.2 g/t Au over 7.8 m incl. 4.4 g/t Au over 16.0 m (TW, drill hole 25GF-1537)

-	Building on the resource size, currently at 1,538,000 gold ounces @ 3.64 g/t Au Indicated & 458,000 gold ounces @ 3.30 g/t Au Inferred.

Development

•	Invested $5.6 million on Stock ramp, having completed the portal access; targeting commercial production by the middle of 2026.

•	Extended Froome mine life through the middle of 2026 with the discovery of Froome West.

McEwen Inc.	Page 3

San José Mine, Argentina (49% owned)

Production and Costs

•	Attributable production: 13,719 GEOs, down due to lower grades and recovery rates.

•	Costs per GEO sold were $2,310 cash costs and $2,842 AISC, influenced by high inflation outpacing the devaluation of the Argentine peso and increased use of contractors. Production growth in H2 is expected to reduce these costs closer to guidance.

•	A $2.2 million dividend distribution was received during H1 2025.

•	Building cash balances at San José mine, reaching $55.6 million (100% basis) as of June 30, 2025.

•	Annual guidance of 50,000–60,000 GEOs.

McEwen Copper – Los Azules Project, Argentina (46.4% ownership and 1.25% NSR)

Projects Update

•	Invested $15.6 million in Q2, advancing towards publishing a Feasibility Study in late Q3 2025.

•	Feasibility Study progressing

-	Cost estimates and hydrogeological modeling being completed to current market conditions.

-	Engineering focusing on reducing upfront capital through layout and infrastructure optimization.

-	Q3 2025 priorities: finalizing geotechnical inputs, completing the optimized mine schedule, life-of-mine production profile, capital and operating cost estimates, and the heap leach design.

•	Submitted RIGI application to secure significant tax and regulatory benefits

-	Application submitted on February 11, 2025

-	On July 11, 2025, a revised application was submitted.

Exploration & Development

•	Completed geotechnical, hydrogeological, and condemnation drilling for the Feasibility Study.

•	Finalizing updated resource model.

•	Exploration has generated three other nearby copper targets which will be drilled in late fall of 2025.

Further Corporate Developments

•	On July 2, 2025, the Company entered into a milling agreement with Inventus Mining Corp. The agreement enables us to utilize excess milling capacity and reduce our cost per ounce.

•	On July 27, 2025, the Company signed a binding LOI to acquire Canadian Gold Corp., a strategic move to increase our resource base and future production in Manitoba, a mining friendly part of Canada. Upon completion of the acquisition, the next steps are to update the current resource estimate, prepare a preliminary economic assessment, and amend the mining permits associated with the Tartan Mine, so we can restart production quickly. During this process, McEwen intends to continue exploration drilling at the Tartan Mine and the newly acquired high-grade gold properties to the west.

McEwen Inc.	Page 4

Management Conference Call

Management will discuss our Q2 2025 financial results and project developments and follow with a question-and-answer session. Questions can be asked directly by participants over the phone during the webcast.

Thursday August 7th 2025 at 11:00 AM EDT	Toll Free Dial-In North America:	(888) 210-3454
	Toll Dial-In:	(646) 960-0130
	Dial-In Other Countries:	https://events.q4irportal.com/custom/access/2324/
	Conference ID Number:	3232920
	Webcast Link:	https://events.q4inc.com/attendee/735940300/guest

An archived replay of the webcast will be available approximately 2 hours after the conclusion of the live event. Access the replay on the Company’s media page at https://www.mcewenmining.com/media.

Table 1. Q2 and H1 2025 Production and Costs, Comparatives from Q2 and H1 2024 and 2025 Guidance Range

	Q2		H1		Full Year 2025
	2024	2025	2024	2025	Guidance Range
Consolidated Production
GEOs(2)	35,265	27,554	68,320	51,685	120,000–140,000
Gold Bar Mine, Nevada
GEOs	12,297	8,406	24,013	16,094	40,000–45,000
Cash Costs/GEO	$1,532	$1,679	$1,313	$1,419	$1,500–$1,700
AISC/GEO	$1,634	$1,792	$1,404	$1,986	$1,700–$1,900
Fox Complex, Canada
GEOs	8,297	5,429	15,782	10,948	30,000–35,000
Cash Costs/GEO	$1,588	$2,212	$1,572	$2,142	$1,600–$1,800
AISC/GEO	$1,874	$2,563	$1,886	$2,534	$1,700–$1,900
San José Mine, Argentina (49%)(3)
GEOs	14,672	13,719	27,605	24,643	50,000–60,000
Cash Costs/GEO	$1,624	$2,310	$1,615	$2,428	$1,600–$1,800
AISC/GEO	$2,032	$2,842	$1,978	$2,933	$1,900–$2,100

Notes:

1.	Cash gross profit, cash costs per ounce, and all-in sustaining costs (AISC) per ounce, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) and adjusted EBITDA per share are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For definitions of these non-GAAP measures, refer to the “Non-GAAP Financial Measures” section in this press release. For reconciliations to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the quarter ended June 30, 2025, filed on EDGAR and SEDAR Plus.

2.	Gold Equivalent Ounces (GEOs) are calculated using gold-to-silver price ratios: 99:1 for Q2 2025, 81:1 for Q2 2024, and 85:1 for 2025 production guidance. H1 2024 consolidated production included 920 GEOs recovered form tailings at El Gallo mine.

3.	San José Mine figures represent the portion attributable to McEwen from its 49% interest in the San José Mine.

Glossary of Abbreviations

Au	– gold	LOI	– Letter of Intent
AISC	– all-in sustaining costs	M	– million
CW	– core width	m	– meter
ft	– foot	Q1	– first quarter (January 1 - March 31)
GEO	– gold equivalent ounce	Q2	– second quarter (April 1 - June 30)
g/t	– grams per tonne	Q3	– third quarter (July 1 - September 30)
H1	– first half (January 1 - June 30)	Q4	– fourth quarter (October 1 - December 31)
H2	– second half (July 1 - December 31)	TW	– true width

McEwen Inc.	Page 5

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

We have included in this report certain non-GAAP performance measures as detailed below. In the gold mining industry, these are common performance measures but do not have any standardized meaning and are considered non-GAAP measures. We use these measures to evaluate our business on an ongoing basis and believe that, in addition to conventional measures prepared in accordance with GAAP, certain investors use such non-GAAP measures to evaluate our performance and ability to generate cash flow. We also report these measures to provide investors and analysts with useful information about our underlying costs of operations and clarity over our ability to finance operations. Accordingly, they are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. There are limitations associated with the use of such non-GAAP measures. We compensate for these limitations by relying primarily on our US GAAP results and using the non-GAAP measures supplementally.

The non-GAAP measures are presented for our wholly owned mines and our interest in the San José mine. The amounts in the reconciliation tables labeled “49% basis” were derived by applying to each financial statement line item the ownership percentage interest used to arrive at our share of net income or loss during the period when applying the equity method of accounting. We do not control the interest in or operations of MSC and the presentations of assets and liabilities and revenues and expenses of MSC do not represent our legal claim to such items. The amount of cash we receive is based upon specific provisions of the Option and Joint Venture Agreement (“OJVA”) and varies depending on factors including the profitability of the operations.

The presentation of these measures, including the minority interest in the San José, has limitations as an analytical tool. Some of these limitations include:

•	The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•	Other companies in our industry may calculate their cash cost per ounce and all-in sustaining costs differently than we do, limiting the usefulness as a comparative measure.

Cash Costs and All-In Sustaining Costs

The terms cash costs, cash cost per ounce, all-in sustaining costs (“AISC”), and all-in sustaining cost per ounce used in this report are non-GAAP financial measures. We report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe these measures provide investors and analysts with useful information about our underlying costs of operations.

Cash costs consist of mining, processing, on-site general and administrative expenses, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, but exclude depreciation and amortization (non-cash items). The sum of these costs is divided by the corresponding gold equivalent ounces sold to determine a per ounce amount.

All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, environmental rehabilitation costs for mines with no reserves, sustaining exploration and development costs, sustaining capital expenditures and sustaining lease payments. Our all-in sustaining costs exclude the allocation of corporate general and administrative costs. The following is additional information regarding our all-in sustaining costs:

•	Sustaining operating costs represent expenditures incurred at current operations that are considered necessary to maintain current annual production at the mine site and include mine development costs and ongoing replacement of mine equipment and other capital facilities. Sustaining capital costs do not include costs of expanding the project that would result in improved productivity of the existing asset, increased existing capacity or extended useful life.

•	Sustaining exploration and development costs include expenditures incurred to sustain current operations and to replace reserves and/or resources extracted as part of the ongoing production. Exploration activity performed near-mine (brownfield) or new exploration projects (greenfield) are classified as non-sustaining.

The sum of all-in sustaining costs is divided by the corresponding gold equivalent ounces sold to determine a per ounce amount.

Costs excluded from cash costs and all-in sustaining costs, in addition to depreciation and depletion, are income and mining tax expenses, all corporate financing charges, costs related to business combinations, asset acquisitions and asset disposal, and any items that are deducted for the purpose of normalizing items.

McEwen Inc.	Page 6

The following tables reconcile these non-GAAP measures to the most directly comparable GAAP measure, production costs applicable to sales.

	Three months ended June 30, 2025			Six months ended June 30, 2025
	Gold Bar	Fox Complex	Total	Gold Bar	Fox Complex	Total

	(in thousands, except per ounce)			(in thousands, except per ounce)
Production costs applicable to sales (100% owned)	$14,020	$13,713	$27,733	$23,113	$24,225	$47,338
In-mine exploration	67	—	67	67	—	67
Capitalized mine development (sustaining)	—	2,140	2,140	7,597	4,478	12,075
Capital expenditures on plant and equipment (sustaining)	870	—	870	1,535	—	1,535
Sustaining leases	9	32	41	22	(43)	(21)
All-in sustaining costs	$14,966	$15,885	$30,851	$32,334	$28,660	$60,994
Ounces sold, including stream (GEO)	8,350	6,199	14,549	16,285	11,311	27,596
Cash cost per ounce sold ($/GEO)	$1,679	$2,212	$1,906	$1,419	$2,142	$1,715
AISC per ounce sold ($/GEO)	$1,792	$2,563	$2,120	$1,986	$2,534	$2,210

	Three months ended June 30, 2024			Six months ended June 30, 2024
	Gold Bar	Fox Complex	Total	Gold Bar	Fox Complex	Total

	(in thousands, except per ounce)			(in thousands, except per ounce)
Production costs applicable to sales (100% owned)	$19,170	$12,896	$32,066	$32,437	$24,739	$57,176
In-mine exploration	507	—	507	587	—	587
Capitalized underground mine development (sustaining)	—	2,102	2,102	—	4,405	4,405
Capital expenditures on plant and equipment (sustaining)	735	134	869	1,594	271	1,865
Sustaining leases	32	81	113	53	266	319
All-in sustaining costs	$20,444	$15,213	$35,657	$34,671	$29,681	$64,352
Ounces sold, including stream (GEO)	12,510	8,120	20,630	24,700	15,734	40,434
Cash cost per ounce sold ($/GEO)	$1,532	$1,588	$1,554	$1,313	$1,572	$1,414
AISC per ounce sold ($/GEO)	$1,634	$1,874	$1,728	$1,404	$1,886	$1,592

McEwen Inc.	Page 7

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

	(in thousands, except per ounce)
San José mine cash costs (100% basis)
Production costs applicable to sales	$63,603	$48,220	$120,191	$96,105
Mine site reclamation, accretion and amortization	136	361	203	665
Site exploration expenses	1,825	1,890	3,155	3,321
Capitalized underground mine development (sustaining)	9,086	7,049	17,847	14,380
Less: Depreciation	(658)	(621)	(1,352)	(1,420)
Capital expenditures (sustaining)	4,254	3,443	5,174	4,643
All-in sustaining costs	$78,246	$60,342	$145,218	$117,694
Ounces sold (GEO)	27,530	29,699	49,507	59,501
Cash cost per ounce sold ($/GEO)	$2,310	$1,624	$2,428	$1,615
AISC per ounce sold ($/GEO)	$2,842	$2,032	$2,933	$1,978

McEwen Inc.	Page 8

Adjusted EBITDA and adjusted EBITDA per share

Adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) is a non-GAAP financial measure and does not have any standardized meaning. We use adjusted EBITDA to evaluate our operating performance and ability to generate cash flow from our gold operations in production, including the San José mine; we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our precious metal operations and capital activities separately from our copper exploration operations. The most directly comparable measure prepared in accordance with GAAP is net loss before income and mining taxes. Adjusted EBITDA is calculated by adding back McEwen Copper's income or loss impacts on our consolidated income or loss before income and mining taxes.

The following tables present a reconciliation of adjusted EBITDA:

	Three months ended June 30,		Six months ended June 30,
	2025	2024	2025	2024

	(in thousands)		(in thousands)
Income (loss) before income and mining taxes	$1,929	$(15,371)	$(5,420)	$(38,311)
Less:
Depreciation and depletion	6,853	4,810	13,024	15,088
Loss from investment in McEwen Copper Inc. (Note 9)	6,978	16,816	15,556	34,828
Interest expense	1,549	972	2,858	1,945
Adjusted EBITDA	$17,309	$7,227	$26,018	$13,550
Weighted average shares outstanding (thousands)	53,968	49,718	53,623	49,580
Adjusted EBITDA per share	$0.32	$0.15	$0.49	$0.27

Technical Information

The technical content of this news release related to financial results, mining and development projects has been reviewed and approved by William (Bill) Shaver, P.Eng., COO of McEwen Mining and a Qualified Person as defined by SEC S-K 1300 and the Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Reliability of Information Regarding San José

The Company accounts for its investment in Minera Santa Cruz S.A., the owner of the San José Mine, using the equity method. The Company relies on the management of MSC to provide accurate financial information prepared in accordance with GAAP. While the Company is not aware of any errors or possible misstatements of the financial information provided by MSC, MSC is responsible for and has supplied to the Company all reported results from the San José Mine, and such results are unaudited as of the date of this release. McEwen Mining’s joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

ABOUT MCEWEN

McEwen provides its shareholders with exposure to gold, copper and silver in the Americas through three operating mines located in the USA, Canada and Argentina , as well as its large, advanced-stage copper development project in Argentina. The Company also owns a gold and silver mine currently on care and maintenance in Mexico. Its Los Azules copper project is designed to become one of the world’s first regenerative copper mines, with a commitment to achieving carbon neutrality by 2038.

Rob McEwen, Chairman and Chief Owner, has personally invested US$205 million in the companies and takes a salary of $1/ year. He is a recipient of the Order of Canada and a member of the Canadian Mining Hall of Fame. His objective is to build shareholder value and establish a dividend, as he did while building Goldcorp Inc.

McEwen's shares are publicly traded on the New York Stock Exchange (NYSE) and the Toronto Stock Exchange (TSX) under the symbol "MUX".

McEwen Inc.	Page 9

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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McEwen Inc.	Page 10